ING USA Annuity and Life Insurance Company ING USA is a stock company domiciled in Iowa (Hereinafter called We, Us and Our) Guaranteed Combination Death Benefit and Transfer Rider

Rider Data Table

Contract Number	Rider Effective Date	Maximum Standard Eligibility Age
[1234567]	[08/01/2008]	[85]

Maximum Ratchet Age		Rollup Death Benefit Interest Rate
[90]		[7%] compounded [annually]

Maximum Rollup Age	Maximum Rollup Eligibility Age	Maximum Rollup Death Benefit Multiplier
[80]	[75]	[2.5]

Determination Date The [third] monthly anniversary following the Rider Effective Date and every [three] months thereafter Special Funds [ING Liquid Assets Portfolio]

Excluded Funds [None]

FOR INQUIRIES, INFORMATION OR RESOLUTION OF COMPLAINTS YOU MAY CALL [1-800-366-0066]

The Contract to which this Guaranteed Combination Death Benefit and Transfer Rider (“this Rider”) is attached is modified by the provisions of this Rider. This Rider’s provisions control where there is a conflict between this
Rider and the Contract. Any capitalized terms not defined in this Rider shall have the meaning given to them in the Contract.

Subject to the terms, conditions and limitations set forth below, this Rider guarantees that if any Owner (any
Annuitant if any Owner is not an individual) dies before the Annuity Commencement Date, we will pay the
Death Benefit provided by this Rider in lieu of any other Death Benefit provided in the Contract.

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1. IMPORTANT TERMS AND DEFINITIONS

In this Rider:

The Contract means the Contract to which this Rider is attached.

The Determination Date will always be on the same day of the month and at the frequency shown in the
Rider Data Table. If there is no corresponding date or if the Determination Date falls on a non-Business Day, the next Business Day will be used.

The Rider Effective Date is the date this Rider becomes effective. The Rider Effective Date is the same as the Contract Date.

2. INVESTMENT OPTION CLASSIFICATIONS

Covered Funds, applicable to this Rider, are any investment options not designated as Special or Excluded
Funds.

Special Funds, applicable to this Rider and existing on the Rider Effective Date, are shown in the Rider Data
Table.

Excluded Funds, applicable to this Rider and existing on the Rider Effective Date, are shown in the Rider
Data Table.

We may classify newly available investment options as Special or Excluded Funds. We may reclassify an existing investment option as a Special or Excluded Fund or remove such designation upon prior notice to you.
Such reclassification will apply to Accumulation Value transferred or otherwise added to such investment option(s) after the date of change. We may reduce the Contract’s M & E Charge for that portion of the
Contract’s Accumulation Value allocated to Special or Excluded Funds.

3. THE DEATH BENEFIT

The Death Benefit is the greater of (1), (2), (3), (4) or (5), where:

(1)	is the Accumulation Value less any recapture of Premium Credits, if applicable;

(2)	is the Standard Death Benefit less any recapture of Premium Credits, if applicable;

(3)	is the lesser of (a) or (b) less any recapture of Premium Credits, if applicable, where:

(a) is the Rollup Death Benefit, and

(b) is the Maximum Rollup Death Benefit;

(4)	is the Ratchet Death Benefit less any recapture of Premium Credits, if applicable; and

(5)	is the Cash Surrender Value.

Standard Death Benefit The Standard Death Benefit is equal to the sum of (1), (2) and (3), where:

(1)	is the Standard Death Benefit Base for Covered Funds;

(2)	is the Standard Death Benefit Base for Special Funds; and

(3)	is the Accumulation Value allocated to Excluded Funds.

On the Rider Effective Date, the initial Standard Death Benefit Base for Covered or Special Funds is the Initial
Premium plus any Premium Credits, if applicable, allocated to Covered or Special Funds. Subject to the
“Change of Owner” section below, on any Business Day thereafter the Standard Death Benefit Base for
Covered or Special Funds is calculated as follows:

(1)	Start with the Standard Death Benefit Base for Covered or Special Funds from the prior Business Day.

(2)	Add to (1) any Additional Premiums and any Premium Credits, if applicable, allocated to Covered or Special Funds during the current Business Day.

(3)	Adjust (2) for any transfers to or from Covered or Special Funds during the current Business Day.

(4)	Subtract from (3) adjustments for any Withdrawals from Covered or Special Funds during the current Business Day.

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This Rider also has a Standard Death Benefit Base for Excluded Funds with a corresponding definition, but with respect to Accumulation Value allocated to Excluded Funds. The Standard Death Benefit Base for
Excluded Funds is used solely for the purpose of accounting for fund transfers and is not included in the calculation of the Standard Death Benefit.

Transfers from Special Funds to Covered or Excluded Funds will reduce the Standard Death Benefit Base for
Special Funds on a pro-rata basis. The resulting increase in the Standard Death Benefit Base for Covered or
Excluded Funds will equal the reduction in the Standard Death Benefit Base for Special Funds.

Transfers from Covered Funds to Special or Excluded Funds will reduce the Standard Death Benefit Base for
Covered Funds on a pro-rata basis. The resulting increase in the Standard Death Benefit Base for Special or
Excluded Funds will equal the reduction in the Standard Death Benefit Base for Covered Funds.

Transfers from Excluded Funds to Covered or Special Funds will reduce the Standard Death Benefit Base for
Excluded Funds on a pro-rata basis. The resulting increase in the Standard Death Benefit Base for Covered or Special Funds will equal the lesser of the reduction in the Standard Death Benefit Base for Excluded Funds
or the net Accumulation Value transferred.

Rollup Death Benefit
The Rollup Death Benefit is equal to the sum of (1), (2) and (3), where:

(1)	is the Rollup Death Benefit Base for Covered Funds;

(2)	is the Rollup Death Benefit Base for Special Funds; and

(3)	is the Accumulation Value allocated to Excluded Funds.

On the Rider Effective Date the initial Rollup Death Benefit Base for Covered Funds is the Initial Premium plus any Premium Credits, if applicable, allocated to Covered Funds. Subject to the “Change of Owner” section below, on any Business Day thereafter prior to the Contract Anniversary on which the Owner reaches the
Maximum Rollup Age, or before the Maximum Rollup Death Benefit has been reached, the Rollup Death
Benefit Base for Covered Funds is calculated as follows:

(1)	Start with the Rollup Death Benefit Base for Covered Funds from the prior Business Day.

(2)	Calculate interest on (1) for the current Valuation Period at the Rollup Death Benefit Interest Rate shown in the Rider Data Table.

(3)	Add (1) and (2).

(4)	Add to (3) any additional Premiums and any Premium Credits, if applicable, allocated to Covered Funds during the current Business Day.

(5)	Adjust (4) for any transfers made to or from Covered Funds during the current Business Day.

(6)	Subtract from (5) adjustments for any Withdrawals from Covered Funds during the current Business Day.

Subject to the “Change of Owner” section below, on any Business Day following the Contract Anniversary on which the Owner reaches the Maximum Rollup Age, or after the Maximum Rollup Death Benefit has been reached, the Rollup Death Benefit Base for Covered Funds is calculated as follows:

(1)	Start with the Rollup Death Benefit Base for Covered Funds from the prior Business Day.

(2)	Add to (1) any additional Premiums and any Premium Credits, if applicable, allocated to Covered Funds during the current Business Day.

(3)	Adjust (2) for any transfers to or from Covered Funds during the current Business Day.

(4)	Subtract from (3) adjustments for any Withdrawals from Covered Funds during the current Business Day.

This Rider also has a Rollup Death Benefit Base for Excluded Funds with a corresponding definition, but with respect to Accumulation Value allocated to Excluded Funds. The Rollup Death Benefit Base for Excluded
Funds is used solely for the purpose of accounting for fund transfers and is not included in the calculation of the Rollup Death Benefit.

On the Rider Effective Date the initial Rollup Death Benefit Base for Special Funds is the Initial Premium, plus any Premium Credits, if applicable, allocated to Special Funds. Subject to the “Change of Owner” section below, on any Business Day thereafter prior to the Contract Anniversary on which the Owner reaches the
Maximum Rollup Age, or before the Maximum Rollup Death Benefit has been reached, the Rollup Death
Benefit for Special Funds is calculated as follows:
(1) Start with the Rollup Death Benefit Base for Special Funds from the prior Business Day.

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(2)	Add to (1) any additional Premiums and any Premium Credits, if applicable, allocated to Special Funds during the current Business Day.

(3)	Adjust (2) for any transfers to or from Special Funds during the current Business Day.

(4)	Subtract from (3) adjustments for any Withdrawals from Special Funds during the current Business Day.

Transfers from Special Funds to Covered or Excluded Funds will reduce the Rollup Death Benefit Base for
Special Funds on a pro-rata basis. The resulting increase in the Rollup Death Benefit Base for Covered or
Excluded Funds will equal the reduction in the Rollup Death Benefit Base for Special Funds.

Transfers from Covered Funds to Special or Excluded Funds will reduce the Rollup Death Benefit Base for
Covered Funds on a pro-rata basis. The resulting increase in the Rollup Death Benefit Base for Special or
Excluded Funds will equal the reduction in Rollup Death Benefit Base for Covered Funds.

Transfers from Excluded Funds to Covered or Special Funds will reduce the Rollup Death Benefit Base for
Excluded Funds on a pro-rata basis. The resulting increase in the Rollup Death Benefit Base for Covered or
Special Funds will equal the lesser of the reduction in the Rollup Death Benefit Base for Excluded Funds or
the net Accumulation Value transferred.

The Maximum Rollup Death Benefit is equal to (1) multiplied by (2) minus (3), where:

(1)	is the sum of all Premiums paid, plus any Premium Credits, if applicable;

(2)	is the Maximum Rollup Death Benefit Multiplier; and

(3)	is adjustments for any Withdrawals.

Any addition due to spousal continuation will not affect the Rollup Death Benefit Base or the Maximum Rollup
Death Benefit.

Ratchet Death Benefit
The Ratchet Death Benefit is equal to the sum of (1), (2) and (3) where:

(1)	is the Ratchet Death Benefit Base for Covered Funds;

(2)	is the Ratchet Death Benefit Base for Special Funds; and

(3)	is the Accumulation Value allocated to Excluded Funds.

On the Rider Effective Date the initial Ratchet Death Benefit Base for Covered or Special Funds is the Initial
Premium plus any Premium Credits, if applicable, allocated to Covered or Special Funds. Subject to the
“Change of Owner” section below, on each Determination Date thereafter the Ratchet Death Benefit Base for
Covered and Special Funds is calculated as follows:

(1)	Start with the Ratchet Death Benefit Base for Covered or Special Funds from the prior Determination Date.

(2)	Add to (1) any Additional Premiums and any Premium Credits, if applicable, allocated to Covered or Special Funds and adjustments for transfers to (1) since the prior Determination Date.

(3)	Adjust (2) for any transfers to or from Covered or Special Funds since the prior Determination Date.

(4)	Subtract from (3) any adjustments for Withdrawals from Covered or Special Funds since the prior Determination Date.

(5)	On a Determination Date that occurs on or prior to the date the Owner (the Annuitant if the Owner is not an individual) attains the Maximum Ratchet Age, shown in the Rider Data Table, we set the Ratchet Death Benefit Base for Covered or Special Funds equal to the greater of (4) or the Accumulation Value allocated to Covered or Special Funds minus any fees or charges deducted as of such date. At any other time, the Ratchet Death Benefit Base for Covered or Special Funds is equal to (4).

For the purpose of the first calculation under this paragraph, the initial Ratchet Death Benefit Base for Covered or Special Funds will be deemed to be the Ratchet Death Benefit Base for Covered or Special Funds on the
prior Determination Date.

This Rider also has a Ratchet Death Benefit Base for Excluded Funds with a corresponding definition, but with respect to Accumulation Value allocated to Excluded Funds. The Ratchet Death Benefit Base for Excluded
Funds is used solely for the purpose of accounting for fund transfers and is not included in the calculation of the Ratchet Death Benefit.

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Transfers from Special Funds to Covered or Excluded Funds will reduce the Ratchet Death Benefit Base for
Special Funds on a pro-rata basis. The resulting increase in the Ratchet Death Benefit Base for Covered or
Excluded Funds will equal the reduction in the Ratchet Death Benefit Base for Special Funds.

Transfers from Covered Funds to Special or Excluded Funds will reduce the Ratchet Death Benefit Base for
Covered Funds on a pro-rata basis. The resulting increase in the Ratchet Death Benefit Base for Special or
Excluded Funds will equal the reduction in Ratchet Death Benefit Base for Covered Funds.

Transfers from Excluded Funds to Covered or Special Funds will reduce the Ratchet Death Benefit Base for
Excluded Funds on a pro-rata basis. The resulting increase in the Ratchet Death Benefit Base for Covered or
Special Funds will equal the lesser of the reduction in the Ratchet Death Benefit Base for Excluded Funds and
the net Accumulation Value transferred.

Withdrawal Adjustments
For any Withdrawal, the Death Benefit components will be reduced on a pro-rata basis. The pro-rata
Withdrawal adjustment is equal to (1) divided by (2) multiplied by (3), where:

(1)	is the Accumulation Value withdrawn;

(2)	is the Accumulation Value immediately prior to Withdrawal; and

(3)	is the amount of the applicable Death Benefit component immediately prior to the Withdrawal.

Separate adjustments will apply to Withdrawals from Covered, Excluded and Special Funds as well as the Maximum Rollup Death Benefit.

4. CHANGE OF OWNER

A change of Owner will result in the recalculation of the Death Benefit, the Standard Death Benefit, the Rollup
Death Benefit, the Ratchet Death Benefit, and the Maximum Rollup Death Benefit.

If a change of ownership from a sole Owner results in a new sole Owner whose Age at the time of the change is less than or equal to the Maximum Rollup Eligibility Age shown in the Rider Data Table and there have never been multiple Owners, the Rollup Death Benefit, the Ratchet Death Benefit and the Maximum Rollup
Death Benefit in effect prior to the change will remain in effect and “The Death Benefit” section will apply.

If a change of ownership from a sole Owner results in a new sole Owner whose Age at the time of the change is greater than the Maximum Rollup Eligibility Age, but not greater than the Maximum Standard Eligibility Age:

(1)	The Rollup Death Benefit, the Ratchet Death Benefit, and the Maximum Rollup Death Benefit following the change will be set to zero and remain at zero until the Contract is terminated; and

(2)	The Death Benefit will then be the greater of:

	(a)	The Cash Surrender Value;

	(b)	The Accumulation Value, less any recapture of Premium Credits, if applicable; or

	(c)	The Standard Death Benefit less any recapture of Premium Credits, if applicable.

If a change of ownership results in multiple Owners, the Rollup Death Benefit, the Ratchet Death Benefit and
the Maximum Rollup Death Benefit will be set to zero and remain at zero until the Contract is terminated. If the Age of all Owners is equal to or less than the Maximum Standard Eligibility Age at the time of the change, the Death Benefit will then be the greater of (2)(a), (2)(b) or (2)(c) above.

If a change of ownership results in any new Owner whose Age is greater than the Maximum Standard
Eligibility Age at the time of the change, the Standard Death Benefit, Rollup Death Benefit, Ratchet Death
Benefit and Maximum Rollup will be set to zero and remain at zero until the Contract is terminated and the
Death Benefit will then be the greater of:

(1)	the Accumulation Value less any recapture of Premium Credits, if applicable; or

(2)	the Cash Surrender Value.

When a change of Owner reduces the Rollup Death Benefit, the Ratchet Death Benefit and the Maximum Rollup Death Benefit to zero, there will be a reduction in the M & E Charge.

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5. SPOUSAL CONTINUATION UPON DEATH OF OWNER

If any Owner (any Annuitant, if any Owner is not an individual) dies before the Annuity Commencement Date and the Contract is continued by the deceased Owner’s spouse, as defined under federal law, pursuant to
Section 72(s) of the Code and the terms of the Contract, the following will apply:

(1)	If the greater of (2), (3) or (4) in the Death Benefit calculation minus the Accumulation Value is greater than zero, we will add that difference to the Accumulation Value. This addition will be allocated to the Variable Sub-accounts in the same proportion as the Accumulation Value in each Variable Sub-account bears to the Accumulation Value in the Variable Separate Account. If there is no Accumulation Value in the Variable Separate Account, the addition will be allocated to the Specially Designated Variable Sub- account.

(2)	The Death Benefit in effect at the time of the Owner’s death will continue to apply, with all Age criteria using the surviving spouse's Age as the determining Age.

6. BENEFIT CHARGES

The charges for the benefits provided by this Rider are incorporated into the Contract’s M & E Charge, shown in the Contract Schedule.

7. RIDER TERMINATION

This Rider will terminate immediately upon occurrence of any of the following:

(1)	If the Contract is terminated, including application of the Contract’s Accumulation Value to an Annuity Plan;

(2)	Upon the death of any Owner, unless the Contract is continued on the life of the Owner’s spouse; or

(3)	If any Owner is not an individual and any Annuitant dies, unless the Contract is continued on the life of the Annuitant’s spouse.

This Rider has no Cash Surrender Value or other non-forfeiture benefits upon termination. This Rider may not be cancelled unless the Contract is terminated.

All other provisions of the Contract to which this Rider is attached remain unchanged.

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